Exhibit 23.1

KPMG S.A.

51 rue de Saint Cyr

CS 60409

69338 Lyon Cedex 9

EDAP TMS S.A.

Head office: Parc d’Activités La Poudrette-Lamartine - 4 rue du Dauphiné - 69120 Vaulx-en-Velin

Consent of Independent Registered Public Accounting Firm

The Board of Directors,

We consent to the use of our reports dated March 28, 2024, with respect to the consolidated financial statements of EDAP TMS S.A. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Lyon, France August 22, 2024
KPMG S.A.

Stéphane Gabriel Devin
Partner